Exhibit 99.1

Brainstorm to Announce Top Line Results from the U.S. Phase 2 Study of

NurOwn in Patients with Amyotrophic Lateral Sclerosis (ALS)

on Monday, July 18

Conference Call and Live Webcast at 10am Eastern Time

HACKENSACK, N.J. and PETACH TIKVAH, Israel, July 14, 2016 — BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, will announce results from the recently completed Phase 2 Study of NurOwn® in Patients with ALS on Monday, July 18, 2016. The Company will host a conference call and webcast with slides at 10:00am Eastern Time.

Monday, July 18, 2016 @ 10:00am Eastern Time

Toll Free:	888-452-4023
Israel Investors:	1 80 924 5906
International:	719-457-1512
Conference ID:	5455376
Webcast:	http://public.viavid.com/index.php?id=120422

Replays, available through August 1, 2016

Toll Free:	877-870-5176
International:	858-384-5517
Conference ID:	5455376

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn®technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. NurOwn®has been administered to over 30 patients with ALS in clinical trials conducted in Israel, and is currently being studied in a randomized, double-blind, placebo-controlled clinical trial in the United States. For more information, visit the company's website at www.brainstorm-cell.com.

CONTACTS

Media:

Uri Yablonka, COO

Chief Operating Officer

Brainstorm Cell Therapeutics Inc.

Phone: (646) 666-3188

uri@brainstorm-cell.com

Investors:

Michael Rice

LifeSci Advisors, LLC

Phone: 646-597-6979

mrice@lifesciadvisors.com